AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
AMENDED AND RESTATED CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 26th day of June, 2019, to the Amended and Restated Custody Agreement, originally made and entered into as of April 6, 2011, and amended and restated as of November 16, 2016 (the “Agreement”), is entered into by and between Managed Portfolio Series, a Delaware statutory trust (the “Trust”) and U.S. Bank National Association, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement on behalf of the series; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit D is hereby superseded and replaced with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGED PORTFOLIO SERIES By: _/s/ Brian Wiedmeyer Name: Brian Wiedmeyer Title: President	U.S. BANK, N.A. By: _/s/ Jeanine M. Bajczyk Name: Jeanine M. Bajczyk Title: Senior Vice President

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Amended Exhibit D to the Managed Portfolio Series A&R Custody Agreement

Name of Series
Nuance Concentrated Value Fund
Nuance Mid Cap Value Fund
Nuance Concentrated Value Long Short Fund

FUND ACCOUNTING, FUND ADMINISTRATION, PORTFOLIO COMPLIANCE, CHIEF COMPLIANCE OFFICER (CCO), Custody, and Transfer Agency Services June 1, 2019 – May 31, 2024

The following reflects the greater of the basis point fee or annual minimum where Adviser's name acts as Adviser to the fund in the trust.

Annual Fee Based Upon Average Net Assets Per Fund Complex*
[…] basis point on the first $1.5 Billion
[…] basis points on the next $1.5 Billion
[…] basis points the balance

Minimum annual fee: $[…] per fund

Services Included in annual fee:

Transfer Agency
12b1 checks
800 number service charges
ACH processing
Shareholder AML
Postage/Printing (checks, statements, tax forms, compliance mailings, etc.)
Cost Basis Reporting
Disaster Recovery
Shareholder Application Updates
Summary Prospectus Linking
Document Retention
Fulfillment
Open/Closed transfer agency accounts
Shareholder servicing calls
VRU Calls/Maintenance
Omnibus Account Transactions
Daily Valuation/Manual 401 k trades
NSCC System Interface
NSCC Processing Charges
Short-Term Trader Reporting
12b-1 Aging
FACTA Servicing
Shareholder Reports
Shareholder related mailings
eConnect
DST Vision ID & Activity Charges
Third Party File Feeds
Unclaimed Property

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Fund Administration/Fund Accounting/CCO
15c
AIS Web Portal
Board Books
Blue Sky Data Feeds
Fund Accounting Pricing
CCO Services
Daily Performance Reporting
Regulatory Administration Services -Annual Registration Statement Update
Domestic/Foreign Corporate Actions
Edgar Filing Fees
Gainskeeper
Liquidity Reporting
PFIC Reporting
SEC Modernization Reporting
Third Party Administrative Data
XBRL Fees

Custody
Domestic Portfolio Transactions Fees

Additional services not included above shall be mutually agreed upon at the time of the service being added.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor's Signature below acknowledges approval of the fee schedules on this Amended
Exhibit D.

Nuance Investments, LLC

By: /s/ Scott Moore

Printed Name: Scott Moore

Title: President & CIO	Date: 6/13/2019

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Fund Administration & Portfolio Compliance Services
Additional Services Fee Schedule

▪	Tax Free Transfer In-Kind Cost Basis Tracking* – $[…] per sub-account per year
Daily Compliance Services (if required)

▪	Base fee – $[…] per fund per year

▪	Setup – $[…] per fund group
Section 18 Compliance Testing

▪	$[…] set up fee per fund complex

▪	$[…] per fund per month
Section 15(c) Reporting

▪	$[…] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting

-	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
-    Performance reporting package: Peer Comparison Report

▪	Additional 15c reporting is subject to additional charges

▪	Standard data source – Morningstar; additional charges will apply for other data services
Equity & Fixed Income Attribution Reporting

▪	Fees are dependent upon portfolio makeup, services required, and benchmark requirements.
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Optional Tax Services

▪	Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[…] per year

▪	Additional Capital Gain Dividend Estimates – (First two included in core services) – $[…] per additional estimate

▪	State tax returns - (First two included in core services) – $[…] per additional return
Tax Reporting – MLP C-Corporations
Federal Tax Returns

▪	Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[…]

▪	Prepare Federal and State extensions (If Applicable) – Included in the return fees

▪	Prepare provision estimates – $[…] Per estimate

State Tax Returns

▪	Prepare state income tax returns for funds and blocker entities – $[…] per state return

−	Sign state income tax returns – $[…] per state return

−	Assist in filing state income tax returns – Included with preparation of returns

▪	State tax notice consultative support and resolution – $[…] per fund

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Additional Legal Administration Services

▪	Subsequent new fund launch – $[…] per project

▪	Subsequent new share class launch – $[…] per project

▪	Multi-managed funds – as negotiated based upon specific requirements

▪	Proxy – as negotiated based upon specific requirements

▪	Annual legal update – $[…] per project

Transfer Agent & Shareholder Services
Additional Services Fee Schedule

Charges Paid by Investors

Shareholder accounts will be charged based upon the type of activity and type of account, including the following:

Qualified Plan Fees

▪	$[…] per qualified plan account or Coverdell ESA account (Cap at $[…] per SSN)

▪	$[…] per transfer to successor trustee

▪	$[…] per participant distribution (Excluding SWPs)

▪	$[…] per refund of excess contribution

▪	$[…] per reconversion/recharacterization

Additional Shareholder Paid Fees

▪	$[…] per outgoing wire transfer or overnight delivery

▪	$[…] per telephone exchange

▪	$[…] per return check or ACH or stop payment

▪	$[…] per statement year requested per account (This fee applies to research requests for statements older than the prior year)

CUSIP Setup

▪	CUSIP Setup beyond the initial CUSIP – $[…] per CUSIP

▪	Expedited CUSIP Setup – $[…] per CUSIP (Less than 35 days)

Fund Characteristic Change

▪	Fund Name Change – $[…] per fund/ per change

▪	Fund CUSIP Change – $[…] per fund/ per change

Digital Investor

Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.

▪	Digital Investor

•	Implementation – $[…] per fund group

•	Annual Base Fee – $[…] per year
Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.

▪	Activity (Session) Fees:

•	Inquiry – $[…] per event

•	Login Challenge – $[…] per event

•	Account Maintenance – $[…] per event

•	Transaction – financial transactions, duplicate statement requests, etc. – $[…] per event

•	New Account Set-up – $[…] per event

•	Bank Verification Attempt – $[…] per event

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FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.

▪	Base Fee Per Management Company – file generation and delivery – $[…] per year

▪	Per Record Charge

•	Rep/Branch/ID – $[…]

-	Dealer – $[…]

▪	Price Files – $[…] per record or $[…] per user per month, whichever is less
Transfer Agent & Shareholder Services
Additional Services Fee Schedule (Continued)
Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.

▪	Account inquiry

-	Inquiry - $[…] per event

-	Vision ID - $[…] per month per ID

▪	Transaction Processing*

-	Implementation Fee - $[…] per Management Company

-	Transaction – purchase, redeem, and exchange - $[…] per event

-	Monthly Minimum Charge - $[…] per month

▪	Electronic Statements*

-	Implementation- $[…] per fund group

-	Load charges-$[…] per image

-	Archive charge (for any image stored beyond 2 years)-$[…] per document
*Vision ID and event charges also apply.
Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.

▪	$[…] per Email
Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.

▪	STAT – Statement and Tax Form Storage & Retrieval
-    Setup: $[…] per user

-	Support: $[…] per user per month

▪	ReportSource – Report and Data File Storage & Retrieval

-	Setup: Included in initial fund setup on Transfer Agent system

-	$[…] per user per month
Additional Data Delivery Services

▪	Ad Hoc/PowerSelect File Development

-	Standard ad-hoc select: $[…] per file

-	Custom coded data for recurring, scheduled delivery: $[…] per hour consultation and programming development

-	Support: $[…] per file per month for recurring files/reports scheduled for delivery via Report Source.

-	Recurring files scheduled for delivery via Report Source.

▪	Custom Electronic File Exchange (MFS delivery of standard TIP files)

-	Setup: $[…] one-time fee

-	Support: $[…] per file per month

▪	File Delivery to Alternate Sales Reporting Provider

-	Setup: $[…] one-time fee

-	Maintenance Fee: $[…] per file per month
Chat Services

▪	Implementation Fee – $[…]

▪	Monthly Fee – $[…] per month

▪	Per Chat Fee – $[…] per chat or $[…] per minute of chat

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Transfer Agent & Shareholder Services
Additional Services Fee Schedule (Continued)
Electronic Form Delivery and Signature Capture

▪	Implementation fee – $[…] (includes 15 forms)

▪	Additional setup fee – $[…] for each additional form and email template

▪	Form and fund logo modifications – $[…] per form, $[…] per updated Fund Logo

▪	Monthly minimum fee – $[…] per month

▪	Per electronic envelope Fee – $[…]
Recordkeeping Application Access

▪	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers

-	$[…] implementation

-	$[…] per month

▪	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers

-	Cost varies depending upon location and bandwidth

▪	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.

-	$[…] implementation

-	$[…] per ID per month

▪	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.

-	$[…] implementation

-	$[…] per ID per month

▪	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.

-	$[…] implementation

-	$[…] per ID per month

▪	Automated Work Distributor (AWD) – Image and workflow application.

-	$[…] implementation

-	$[…] per ID per month

▪	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.

-	$[…] implementation

-	$[…] per ID per month

▪	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.

-	$[…] per month
Programming Services

▪	$[…] per hour (subject to change)

▪	Charges incurred for customized services based upon fund family requirements including but not limited to:

-	Fund setup programming (transfer agent system, statements, options, etc.)

-	Customized service development

-	Voice response system setup (menu selections, shareholder system integration, testing, etc.)

-	All other client specific customization and/or development services
Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.

▪	$[…] per direct open account per year

Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:

▪	$[…] setup per fund group

▪	$[…] per month administration

▪	$[…] per received email correspondence

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Transfer Agent & Shareholder Services
Additional Services Fee Schedule (Continued)
Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.

▪	$[…] per fund group per month
CTI Reporting
Integrated custom detailed call reporting – $[…] per monthly report
Literature Fulfillment Services

▪	Account Management/Database Administration

-	$[…] per month

-	Receiving – $[…] per SKU

-	Order Processing – $[…] per order

-	Skid Storage – $[…] per month per location

-	Disposal – $[…] per SKU

▪	Inbound Teleservicing Only

-	Account Management – $[…] per month (OR)

-	Call Servicing – $[…] per call

▪	Lead Source Reporting

-	$[…] per month

▪	Closed Loop Reporting

-	Account Management – $[…] per month

-	Database Installation, Setup – $[…] per fund group

▪	Miscellaneous Expenses

-	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.
Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.

▪	$[…] per Month
Dealer Survey Completion
Dealer fund survey requests – $[…] per hour for completion and quality validation
Physical Certificate Processing
Services to support the setup and processing of physical certificated shares for a fund family:

▪	$[…] setup per fund group

▪	$[…] per certificate transaction
Fund Event* Services

▪	Programming & File Delivery – $[…] /hour

▪	Project Management/Analysis – $[…] /hour

▪	Account Data Retention – $[…] /account/month until purged*

▪	CUSIP Data Retention – $[…] /CUSIP/month until purged*
*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent) *FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.

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Transfer Agent & Shareholder Services
Additional Services Fee Schedule (Continued)

MARS Sales Reporting & Compliance Services

Standard MARS Version 8i Implementation Cost

▪$[…] – $[…] MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)
Standard MARS Version 8i Products & Services (Monthly fees)
▪$[…] – $[…] MARS Sales & Compliance Reporting (Includes 5 Sales & 5 Compliance Users)
▪$[…] – $[…] MARS Sales Reporting (Includes 5 Sales Users)
▪$[…] – $[…] MARS 22c-2 Compliance (Includes 5 Compliance Users)

▪	$[…] – $[…] – Enhanced Services*
Includes up to 160 hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests, compliance report monitoring/review/analysis, and business requirement analysis. Additional Enhanced Services support can be negotiated.

Standard Version 8i System Setup & Implementation Costs (One-time fee)

▪	$[…] – SalesForce.com Integration

▪	$[…] – Custom Data Interface

▪	$[…] – OmniSERV Setup

▪	$[…] – Standard Interface

▪	$[…] – Additional OmniSERV Interface
Standard Version 8i Licenses (Monthly Fee Per User)

▪$[…] – Sales Reporting

▪	$[…] – 22c-2 Compliance

▪	$[…] – CRM

▪	$[…] – SFDC
Standard Version 8i Products & Services (Monthly Fee)

▪	$[…] – OmniSERV

▪	$[…] – Daily Transaction Load from Sales Portal

▪	$[…] – Monthly Asset Load from Sales Portal

▪	$[…] – SalesForce.com
Additional Version 8i Products & Services (Quoted Separately)

Albridge Analytics, CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), NSCC DTT Data Line, Profiling, and RIA Monthly Load.

MARS Lite Implementation Cost – Eligibility Based on AUM and Transaction Size

▪$[…] – MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data)
MARS Lite Products & Services (Monthly fees based on AUM)

▪	$[…] /month (AUM $0 – $99,999,999.99)

▪	$[…] /month (AUM $100,00,000 – $249,999,999.99)

▪	$[…] /month (AUM $250,000,000 – $399,999,999.99)

▪	$[…] /month (AUM $400,000,000 – $499,999,999.99)
Once an AUM of $500,000,000 has been reached, additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Includes Enhanced Services up to 160 hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests and business requirements analysis.

Base includes initial three dealer interfaces. Each additional interface is $[…] per month.

Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $[…] per month.

No CRM real-time integration. No system access.

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Additional MARS Lite System Setup & Implementation Costs (One-time fee)

▪	$[…] – Custom Data Interface

▪	$[…] – Standard Interface

▪	$[…] – OmniSERV Interface

Any System Upgrades & Enhancements (Quoted separately through a Statement of Work)
MARS Training

▪	$[…] /day plus travel and out-of-pocket expenses.
** Any additional costs that may be charged by intermediaries/NSCC for data fees are not included.
Transfer Agent & Shareholder Services
Additional Services Fee Schedule (Continued)
Informa Shareholder Electronic Statement Services
Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.

▪	Document Loading, Storage, and Access – $[…] per statement

▪	Document Consent Processing, Suppression, and Notification – $[…] per suppressed statement

▪	Development & Implementation of Electronic Confirm Statements – $[…] initial setup fee

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.

▪	Document Loading, Storage, and Access – $[…] per statement

▪	Document Consent Processing, Suppression, and Notification – $[…] per suppressed statement

▪	Development & Implementation of Electronic Investor Statements – $[…] initial setup fee

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.

▪	Document Loading, Storage, and Access – $[…] per statement

▪	Document Consent Processing, Suppression, and Notification – $[…] per suppressed statement

▪	Development & Implementation of Electronic Tax Statements – $[…] initial setup fee

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.

▪	Document Consent Processing, Suppression, and Notification – $[…] per suppressed statement

▪	Development & Implementation of Electronic Compliance Documents – $[…] initial setup fee

Related Digital Investor Fees

▪	View Consent Enrollment – $[…] per transaction

▪	Consent Enrollment – $[…] per transaction

▪	View Statements – $[…] per view

Notes:

▪	Statements presented as PDF documents

▪	Statements will be loaded for all accounts, regardless of consent

▪	Three year minimum term

▪	Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $[…] per document per year for three years and greater, if desired
Digital Investor customization charges apply

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Additional Global Sub-Custodial Services Annual Fee Schedule
[…]

A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.

▪	1 – 25 foreign securities – $[…]; 26 – 50 foreign securities – $[…] ; Over 50 foreign securities – $[…]

▪
Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.

Miscellaneous Expenses

▪	Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $[…] per claim.

▪
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

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Securities Lending and Money Market Deposit Account (MMDA)

▪	Negotiable
Margin Management Services

Requires U.S. Bank as custodian for all assets

$[…] annual program fee (includes up to 4 Account Control Agreements)

$[…] annual fee per each additional Account Control Agreement.

Fees are calculated pro rata and billed monthly

Extraordinary Services –
Extraordinary services are duties or responsibilities of an unusual nature, including termination, but not provided for in the governing documents or otherwise set forth in this schedule. A reasonable charge will be assessed based on the nature of the service and the responsibility involved. At our option, these charges will be billed at a flat fee or at our hourly rate then in effect.

Account approval is subject to review and qualification. Fees are subject to change at our discretion and upon written notice. The fees set forth above and any subsequent modifications thereof are part of your agreement. Finalization of the transaction constitutes agreement to the above fee schedule, including agreement to any subsequent changes upon proper written notice. In the event your transaction is not finalized, any related out-of-pocket expenses will be billed to the client directly. Absent your written instructions to sweep or otherwise invest, all sums in your account will remain uninvested and no accrued interest or other compensation will be credited to the account. Payment of fees constitutes acceptance of the terms and conditions set forth.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an Account. For a non-individual person such as a business entity, a charity, a Trust, or other legal entity, we ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average

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